EXHIBIT 99.1

March 18, 2014

MSCI Announces Sale of ISS

Underscores Focus on Performance and Risk Investment Products and Services

NEW YORK--(BUSINESS WIRE)-- MSCI Inc. (NYSE:MSCI), a leading provider of investment decision support tools worldwide, announced today that it has entered into a definitive agreement to sell Institutional Shareholder Services Inc. ("ISS"), its wholly-owned subsidiary comprising MSCI's Governance segment, to Vestar Capital Partners for total cash consideration of $364 million. The transaction is expected to close within the next three months, subject to customary closing conditions.

"The sale of ISS underscores MSCI's strong focus on and commitment to providing performance and risk investment products and services for every major asset class and for investors with multi-asset class portfolios," said Henry Fernandez, Chairman and CEO, MSCI Inc.

"Under MSCI's stewardship, ISS has expanded its product suite, grown the business and solidified its position as a leading independent provider of corporate governance tools," added Mr. Fernandez.

MSCI's Environmental, Social and Governance ("ESG") investment performance and risk products continue to be an integral part of MSCI's offering and are not part of the sale.

Morgan Stanley acted as financial advisor and Davis Polk & Wardwell LLP acted as legal adviser to MSCI on the transaction.

About MSCI

MSCI Inc. is a leading provider of multi-asset class portfolio management tools, primarily to institutional investors, including asset managers, banks, hedge funds and pension funds.

For equity investors, MSCI's flagship performance and risk tools include: the MSCI indexes with approximately $7.5 trillion estimated to be benchmarked to them on a worldwide basis1; Barra factor models, portfolio risk and performance analytics; and ESG (environmental, social and governance) Research screening, analysis and ratings. MSCI is also a leading provider of multi-asset class risk management tools including RiskMetrics multi-asset class market and credit risk analytics; Barra multi-asset class factor models, portfolio risk and performance analytics. MSCI also provides IPD real estate information, indexes and analytics for investors in and managers of commercial real estate. MSCI also offers ISS governance research and outsourced proxy voting and reporting services; and FEA valuation models and risk management software for the energy and commodities markets. MSCI is headquartered in New York, with research and commercial offices around the world. MSCI#IR

1 As of March 31, 2013, as published by eVestment, Lipper and Bloomberg on July 31, 2013

For further information on MSCI, please visit our web site at www.msci.com

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," or "continue," or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission ("SEC") on February 28, 2014, and in quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC, and may also include the risks and uncertainties associated with a failure to consummate or a delay in the consummation of the proposed transaction, including as a result of a failure to satisfy the conditions to closing in a timely manner or at all. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this release reflects MSCI's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI's operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

MSCI Inc.
Edings Thibault, + 1.212.804.5273
MSCI, New York
or
Media Enquiries:
Jo Morgan, + 44.20.7618.2224
MSCI, London
or
Kristin Meza, + 1.212.804.5330
MSCI, New York
or
Sally Todd | Christian Pickel, + 44.20.3128.8515
MHP Communications, London

Source: MSCI Inc.

News Provided by Acquire Media